EXHIBIT NO. 23

Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation of our reports incorporated by reference or included in this Form 10-K, into the Company's previously filed form S-8 Registration Statement No. 33-63254, No. 333 -48213, No. 333-67141.

Arthur Andersen LLP
Denver, Colorado
March 29, 2000